UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 5, 2010

KH FUNDING COMPANY
(Exact name of registrant as specified in its charter)

Maryland	333-106501	52-1886133
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901
(Address of principal executive offices) (Zip Code)

(301) 592-8100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02	Results of Operations and Financial Condition.

The information required by this Item is contained in Item 2.04 of this report and incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 5, 2010, KH Funding Company (the “Company”) received notice (the “Acceleration Notice”) from Wells Fargo Bank (the “Trustee”), the trustee under the Company’s Indenture dated August 2, 2004, as amended and supplemented to date( the “Indenture”), that the Trustee has accelerated all of the Company’s outstanding Series 3 Senior Secured Notes (the “Series 3 Notes”) and Series 4 Subordinated Unsecured Notes (the “Series 4 Notes” and together with the Series 3 Notes, the “Notes”).  The effect of the acceleration is that the unpaid principal balance due under all Notes, and all accrued but unpaid interest thereon, was declared immediately due and payable.  The acceleration is effective immediately with respect to Series 3 Notes and is effective with respect to Series 4 Notes five business days after the holders of Series 3 Notes receive the Acceleration Notice from the Trustee.  As noted in the Indenture, the Series 4 Notes are junior in right of payment of principal and interest to the Company’s Senior Debt (as defined in the Indenture), including the Series 3 Notes, and any payments received by the holders of Series 4 Notes (together with the holders of Series 3 Notes, the “Holders”) must be held in trust for the benefit of holders of Senior Debt.  As of the date hereof, the Series 3 Notes constitute the only Senior Debt of the Company.

The acceleration was made pursuant to Section 6.2 of the Indenture because the Company is in payment default (the “Default”) with respect to approximately $3.86 million aggregate liquidation amount of Notes and, thus, the Indenture.  The Default relates to Notes that have been called for redemption by the holders thereof or that have matured.  As of the date of the Acceleration Notice, the Company had outstanding approximately $36.57 million aggregate liquidation amount of Series 3 Notes and approximately $1.24 million aggregate liquidation amount of Series 4 Notes.

The Trustee has known about the Default since October 2008 and the Company has been working diligently with the Trustee in an attempt to cure the Default.  In that regard, prior to its receipt of the Acceleration Notice, the Company had taken or proposed to take the following actions:

•
It obtained written waivers of the Default from Holders representing approximately $3.26 million, or 84.46%, of the Notes with respect to which the Company was in Default (the “Affected Holders”), with the result that non-waiving Holders accounted for only $.60 million of Notes, or 1.59% of all outstanding Notes.

•	It proposed to fully payoff any Notes for which it could not obtain a written waiver of the Default.

•
It had discussed the possibility of a repayment plan with the Trustee that would have provided for pro rata installment payments to all Affected Holders in amounts and at times that the Company believed were reasonable, given its anticipated cash flows, while continuing its strategy of marketing and selling its Real Estate Owned, valued at approximately $5.88 million at December 31, 2009, and certain other saleable assets at a level that could support payments to Affected Holders and the continuation of the Company’s business and operations.

•
In an effort to limit additional redemption requests that would add to the amount of the Default, the Company also proposed to continue its practice of making interest payments and required minimum distributions on Individual Retirement Accounts where the Holder of the Note has elected to receive such payments.

The Company believes that, given the state of the economy and the local real estate market, its proposed action plan would have maximized the possibility that the Company would eventually be able to pay all Affected Holders in full, as a large portion of the Company’s assets is made up of real-estate secured loans and Real Estate Owned.  At December 31, 2009, these assets made up approximately 98.4% of the Company’s total assets.

In spite of the fact that the Company believes the Indenture did not (prior to its receipt of the Acceleration Notice) prohibit the Company’s proposed action plan during the period of the Default, the Trustee refused to allow the Company to implement that plan and has instead opted to require the Company to immediately pay all amounts due under all Notes, not just the Notes held by non-waiving Affected Holders.  At December 31, 2009, the Company had cash and cash equivalents of approximately $337,000, which is not enough to immediately redeem, in full, all outstanding Notes.  The Company is engaged in discussions with the Trustee in an effort to devise a plan for paying off outstanding Notes.  Given the Company’s current financial condition and business outlook, however, the Company believes there is a good possibility that it will need to liquidate substantially all of its assets to satisfy these obligations.  The Company cannot predict the manner or timing of how all Notes will be paid off.

In the event of the liquidation of the Company (or of a bankruptcy, insolvency or receivership proceeding or upon the assignment for the benefit of the Company’s creditors or other marshalling of assets), all obligations due, or to become due, in respect of the Senior Debt must first indefeasibly be paid in full, or provision must have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before any payment is made on account of the principal of, premium, if any, or interest on the Series 4 Notes, except that Holders may receive securities that are subordinated to at least the same extent as the Series 4 Notes are to (i) Senior Debt and (ii) any securities issued in exchange for Senior Debt.  Further, in any such event, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Series 4 Notes or the Trustee would be entitled must be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Series 4 Notes or by the Trustee if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by such holders), or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been indefeasibly paid in full, or provisions shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

The risks associated with the liquidation of the Company and the other potential consequences of the acceleration are discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 that were filed with the Securities and Exchange Commission (the “SEC”).

Under the Indenture, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes and/or the Indenture, including the bringing of a suit for collection.  The Trustee may also file proofs of claim to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and is entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims.  The Indenture provides that, generally, the Company must indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under the Indenture.

If the Trustee collects any money pursuant to the exercise of its foregoing remedies, it must pay out the money in the following order:  (i) first, to the Trustee, its agents and attorneys for amounts due to it under the Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, if any, by the Trustee and the costs and expenses of collection; (ii) second, to Holders of Series 3 Notes and to holders of any other Senior Debt (as defined in the Indenture); (iii), third, to Holders for amounts due and unpaid on the Notes for principal and interest and any other indebtedness of the Company (other than indebtedness that represents an accrued expense or a trade payable) of equal priority, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and (iv) fourth, to the Company or to such party as a court of competent jurisdiction may direct.

A Holder may pursue a particular remedy with respect to the Indenture or the Notes only if:  (i) the Holder gives the Trustee written notice of a continuing event of default under the Indenture; (ii) the Holders of at least a majority in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and (v) during such 60 day period, the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.  A Holder may not, however, use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

The foregoing discussion of the provisions of the Indenture and the rights and remedies of the Trustee and the Holders is intended only as a summary and is qualified in its entirety by reference to the terms of the Indenture, as supplemented, which are on file with the SEC as follows:

•	Indenture dated August 2, 2004, filed as Exhibit 4 to the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 filed on July 1, 2005 (File No. 333-124155);

•
First Supplemental Indenture dated July 1, 2005, filed as Exhibit 4.3 to the Company’s Pre-Effective Amendment No. 2 to the Registration Statement on Form SB-2 filed on July 1, 2005 (File No. 333-124155); and

•
Amended and Restated Second Supplemental Indenture dated January 16, 2008, filed as Exhibit 4.6 to the Company’s Pre-Effective Amendment No. 2 to the Registration Statement on Form SB-2 filed on January 23, 2008 (File No. 333-124155).

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to the plans, objectives, expectations and intentions of the Company and other statements contained in this report that are not historical facts, and other statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “should” or words of similar meaning generally intended to identify forward-looking statements.  These forward-looking statements are based upon the current beliefs and expectations of the Company and are inherently subject to significant business and economic uncertainties and contingencies, including the future actions of the Trustee and the Holders, many of which are beyond the Company’s control.  Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.  The Company cautions that the foregoing list of factors is not exclusive.  Moreover, readers are cautioned not to place undue reliance on such forward looking statements, which speak only as of the date of this report.  Except as required by law, the Company assumes no obligation to update any forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KH FUNDING COMPANY

Dated: February 16, 2010	By:	/s/ Robert L. Harris
Robert L. Harris
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Acceleration, dated February 5, 2010, from Wells Fargo, National Association (filed herewith)